SCHEDULE 14A INFORMATION
(Rule 14A-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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AvantGo, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following is the text of a newsletter issued to the employees of AvantGo, Inc. and Sybase, Inc. on January 21, 2003:

Alliance Newsletter #2

Offer Letters Scheduled to be Complete by Mid-February
By Jessica Hartmann, Sybase, Inc.

As many of you know, whenever there is an acquisition or merger between two companies, there are many issues to be addressed before the involved companies can come together successfully. To that end, Sybase will continue to issue weekly newsletters to communicate information on issues of current interest and to answer general questions that you may have, as soon as possible. Please remember, if you have a specific question for the Sybase-AvantGo Integration office, send your queries to integration@sybase.com.

~Acquisition Process~
First, let’s recap the latest news of the acquisition. AvantGo filed a preliminary proxy statement with the Securities and Exchange (SEC) on January 13, 2003, describing the proposed acquisition. We will keep you updated on the process through these weekly newsletters. In the meantime, we have compiled some information below based on your recent queries regarding the acquisition.

~Offer Letters~
Although some people at AvantGo have already received offer letters to join Sybase, Inc. or iAnywhere Solutions, Inc., the majority of offer letters will probably not be sent until mid-February when we expect to be closer to completion of the acquisition. As the timing draws nearer, we’ll be able to provide a more precise date. Also, it should be noted that every effort is being made to complete this process as soon as possible.

~Reference Library~
The integration team is compiling materials about Sybase to store onsite at AvantGo for employees to learn more about the company. These materials are scheduled to arrive at AvantGo’s HR department on Thursday of this week. Information on Sybase’s benefit plans will be available for informational purposes and will include the Sybase New Hire Handbook and a Sybase Company Information Binder containing: a Company Overview brochure, iAnywhere brochures, a Recruiting brochure w/inserts, multiple editions of Sybase Magazine, a benefits comparison (including ESPP) and a benefits handbook.

~Other News of Interest~
Synergies are already emerging between our two companies and global interest in our alliance has spread. Questions from potential customers in key geographies are coming up and we expect many more as we move ahead with this exciting venture!

As scheduled, the integration team will meet each Wednesday until the proposed integration is completed and will continue to provide updates on the integration process through the Alliance Newsletter. If you have any questions or suggestions for future issues, please send an email to: integration@sybase.com and we will address your questions as soon as possible.

In connection with the proposed acquisition, AvantGo has filed preliminary proxy materials and has filed and will file other relevant documents concerning the transaction with the Securities and Exchange Commission (SEC). STOCKHOLDERS OF AVANTGO ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the definitive proxy statement and other documents when they become available by contacting Investor Relations, AvantGo, 25881 Industrial Boulevard, Hayward, CA 94545 (Telephone: (510) 259-4000). In addition, documents filed with the SEC by AvantGo will be available free of charge at the SEC’s web site at http://www.sec.gov.

Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of stockholders of AvantGo in connection with the transaction, and their interests in the solicitation, is set forth in the preliminary proxy materials that were filed by AvantGo with the SEC on January 13, 2003.

FORWARD LOOKING STATEMENTS: Statements concerning the benefits of Sybase’s acquisition of AvantGo, synergies resulting from the acquisition, the completion of the acquisition and Sybase’s plans following completion of the acquisition are by nature “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995) that involve a number of uncertainties and risks and cannot be guaranteed. Factors that could cause actual events or results to differ materially include the risk that the acquisition may not be consummated in a timely manner, if at all, risks regarding employee relations, risks relating to shifts in customer demand, rapid technological changes, availability and quality of third party content, competitive factors and unanticipated delays in scheduled product availability and other risks concerning Sybase and AvantGo and their respective operations that are detailed in the period filings with the SEC of Sybase and AvantGo, including their most recent filings on Form 10-K and Form 10-Q.